UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 7, 2010

Commission File Number: 0-053150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 – Other Events.

In its Form 8-K filed on March 30, 2010, NACEL Energy Corporation (“NACEL Energy” or the “Company”) disclosed that it had executed and delivered, pursuant to a private placement with a single institutional investor, its $300,000 Convertible Promissory Note (the “Convertible Note”) in exchange for the investor’s execution and delivery of a $300,000 Secured & Collateralized Promissory Note (the “Secured Note”) to the Company. As of October 6, 2010, the Company has now closed and received $300,000 in capital funding, being the amount due under the Secured Note.

Under this funding arrangement, further transactions between the Company and the investor may occur which, if fully funded, could provide the Company with funding aggregating up to $4.3 million over the next 36 months or so. However, there are no assurances that any further transactions will occur, or if further transactions do occur, the number of potential transactions which may occur is uncertain and dependent on numerous factors including, without limitation, the Company’s progress in developing its existing wind energy projects, its financial condition and resources, strength and volatility of stock prices for the Company’s commons stock and other factors over which the Company has no control. For further information, please refer to the Company’s Form 8-K previously filed on March 30, 2010.

 A copy of the press release pertaining to each of the foregoing matters is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: October 7, 2010	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer